Bankruptcy Appellate Panel Rules in Favor of AWI

LAS VEGAS, April 18, 2005 / PRNewswire - American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced that the Bankruptcy Appellate Panel (the “BAP”) for the 9th Circuit Court of Appeals ruled in favor of the Company regarding the Racusin subordination matter.

On April 14, 2005, the BAP issued its decision reversing the bankruptcy court and ruling that the debt owed to Michael Racusin dba M. Racusin & Co. (“Racusin”) is subordinated pursuant to the provisions of Section 510(b) of the U.S. Bankruptcy Code. As a result of this ruling, the debt to Racusin will be paid in the form of 250,000 shares of the Company’s common stock rather than $2.8 million in cash.

Victor Salerno, the Company’s CEO and President, said, “We are very pleased with this affirmation from the Bankruptcy Appellate Panel; we always believed that Racusin bargained for stock and should, therefore, receive stock rather than cash. In addition, we had earmarked funds for the payment of the Racusin claim and this ruling will allow us to reinvest that money back into the Company instead. With these funds now at our disposal, we are more confident than ever that we will be able to implement our strategies to grow the Company and increase shareholder value in the long term.”

Pursuant to the terms of the settlement agreement between Racusin and the Company, Racusin retains the right to appeal this decision to the 9th Circuit Court of Appeals. In the event of an appeal, a final decision regarding this matter could be delayed by 12 to 36 months.

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly traded holding company that primarily operates through various wholly owned subsidiaries including, but not limited to, Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), and AWI Manufacturing, Inc. (“AWIM”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the informational requirements of the Exchange Act and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C., 20549; please call the SEC at (800) SEC-0330 for further information on the Public Reference Room.  In addition, as an electronic filer, the Company's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information; the address of that website is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Action of 1995 and other applicable securities laws that reflect the Company’s current views with respect to certain current/future events and financial performance. The Company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and factors relating to the operations and business environments of the Company and its subsidiaries that may cause the actual results to differ materially from these forward-looking statements. The Company and its subsidiaries face risks related to their operations that include, but are not limited to, the following: the ability of the Company to obtain trade credit, shipments and terms with vendors and service providers; the Company's ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, retain and compensate key executives; demand in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war or terrorist attack; labor costs; financing costs; the costs and availability of insurance, bonds and sureties; security-related costs; competitive pressures on pricing; weather conditions; government legislation and regulation; consumer perceptions of the Companies’ products; etc. Additional risks associated with the Company's business are detailed in its reports filed with the SEC on Form 10-KSB, Form 10-QSB, and Forms 8-K.

Contact:  Tim Lockinger, CFO
                 702-735-0101, ext. 412